Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated May 15, 2023, relating to the consolidated financial statements of Siyata Mobile Inc., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Barzily and Co.
Barzily and Co.
Certified Public Accountants (Isr)

Jerusalem, Israel
October 20, 2023